SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2009 (December 7, 2009)

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

B-2508 TYG Center, C2
Dongsanhuanbeilu,
Chaoyang District, Beijing 100027,
People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8441 7400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2009, the Board of Directors of China Fire & Security Group, Inc. (the “Company”) appointed Mr. Gangjin Li, the Company's founder and Chairman, to resume his former role as the Company’s Chief Executive Office.  Mr. Brian Lin resigned as Chief Executive Officer and was appointed as the Chief Financial Officer, a newly created position.  Mr. Weishe Zhang, the Company's former Chief Technology Officer, was appointed Vice President, responsible for strategic planning and management of marketing, technology and product development.  In addition, the Board appointed Mr. Min Liu as Director of Research and Development of the Company as well as Sureland Industrial Fire Safety Ltd, the Company’s wholly-owned subsidiary (“Sureland”), responsible for designing codes and standards and innovating new customer service technologies.  The business experiences of the newly appointed officers are as follows:

Mr. Gangjin Li, Chairman of the Board and Chief Executive Officer, 47. Mr. Li has served as our Chairman of the Board since October 2006. Mr. Li is the founder of Sureland, and served as Chairman of the Board and the General Manager of Sureland from 1995 until January 2009. Mr. Li is an executive director of China Fire Protection Association (CFPA), and vice-chairman of “Electrical Fire Prevention Committee of CFPA”. Mr. Li holds a bachelor’s degree from Wuhan University of Science and Technology and a Master degree in management science from Beijing University.

Mr. Brian Lin, Chief Financial Officer, Director, 44. Mr. Lin has served as a Director since October 2006 and had served as the Chief Executive Officer of the Company since October 2006.  Mr. Lin has over 17 years of management and technical experience both in the US and China. Mr. Lin is an early stage investor and co-founder of the Company and has been providing strategic guidance since its inception. Prior to joining the Company full time in January 2006, Mr. Lin served as CEO of Beijing Linkhead Technologies, and held various management and technical positions with UTStarcom in China and Nortel Networks and Motorola in the US from 2001 to 2005. Mr. Lin received his Master’s Degree in Electrical Engineering from University of Toronto, Canada in 1989.

Mr. Weishe Zhang, Vice President, Director, 44. Mr. Zhang has served as a Director and had served as our Chief Technology Officer since February 2009. From 2002 to February 2009, Mr. Zhang held various positions in the field of product research and development, including Director of System Integration, Director of Product Research and Development Center and Chief Engineer in Sureland Industrial (a wholly owned subsidiary of China Fire). With over 15 years of experience in the China fire protection industry, Mr. Zhang is the inventor of dozens of international and domestic product and technology patents.   Mr. Zhang received a Master’s Degree in Engineering from Beijing University of Aeronautics & Astronautics in 1989.

Mr. Min Liu, Director of R&D, 32. Mr. Min Liu has held various positions in Sureland since July 2004, including Director of the Fire Testing Center, Director of the Solutions Department, Director of the Codes & Standards Department and Director of the R&D Center. Meanwhile, he completed the layout and building of the Fire Testing Center, was in charge of the R&D of numerous fire protection solution projects and has participated in writing over ten National Codes & Standards. Mr. Liu received his Bachelor's and Master's degrees in Engineering Thermophysics from Tsinghua University and successively received his Ph.D. in Power Engineering & Engineering Thermophysics from Tsinghua University in 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date: December 10, 2009	By:	/s/ Gangjin Li
Name: Gangjin Li
Title: Chief Executive Officer

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